Exhibit 4.1

NORFOLK SOUTHERN CORPORATION,

as Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION (as successor to U.S. BANK
NATIONAL ASSOCIATION),

as Trustee

ELEVENTH SUPPLEMENTAL INDENTURE

Dated as of August 2, 2023

to

INDENTURE

Dated as of February 28, 2018

5.050% Senior Notes due 2030

5.350% Senior Notes due 2054

ELEVENTH SUPPLEMENTAL INDENTURE dated as of August 2, 2023 (this “Eleventh Supplemental Indenture”), by and between Norfolk Southern Corporation, a Virginia corporation, as issuer (the “Company”), and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered the indenture, dated as of February 28, 2018, to the Trustee (the “Base Indenture”, as supplemented by this Eleventh Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s unsubordinated and unsecured debt securities to be issued in one or more series;

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Company desires to provide for the establishment of two new series of Securities under the Base Indenture to be known as its (i) “5.050% Senior Notes due 2030” (the “2030 Notes”) and (ii) “5.350% Senior Notes due 2054” (the “2054 Notes” and, together with the 2030 Notes, the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Eleventh Supplemental Indenture;

WHEREAS, the execution and delivery of this Eleventh Supplemental Indenture and the issuance of the Notes have been authorized by a Board Resolution and the Board of Directors has authorized the proper officers of the Company to execute and deliver any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, the Company requests that the Trustee execute and deliver this Eleventh Supplemental Indenture; and

WHEREAS, all things necessary to make this Eleventh Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Eleventh Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and other valuable consideration, the receipt of which is hereby acknowledged by the Company, and for the purpose of setting forth, as provided in the Base Indenture, the form, terms and conditions of the Notes, the Company covenants and agrees with the Trustee for the benefit of the Holders of the Notes, as follows:

ARTICLE I

Definitions

SECTION 1.01       Definitions. Unless the context otherwise requires, capitalized terms used but not defined herein or in the recitals above have the respective meanings set forth in the Base Indenture. The following additional terms are hereby established for purposes of this Eleventh Supplemental Indenture and shall have the meaning set forth in this Eleventh Supplemental Indenture only for purposes of this Eleventh Supplemental Indenture.

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“2030 Notes” has the meaning set forth in the recitals above.

“2054 Notes” has the meaning set forth in the recitals above.

“Below Investment Grade Ratings Event” means, with respect to a series of Notes, on any day within the 60-day period (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, such Notes are rated below investment grade by each and every Rating Agency. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to a series of Notes.

“DTC” means The Depository Trust Company.

“Global Note” means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 2.12 of the Base Indenture.

“Initial Issue Date” means August 2, 2023.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, February 1 and August 1 of each year.

“investment grade” means, with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional Rating Agency or Rating Agencies selected by the Company, the equivalent investment grade credit rating.

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“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Notes” has the meaning set forth in the recitals above.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the applicable Notes or fails to make a rating of the applicable Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Eleventh Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The rules of construction set forth in Section 1.04 of the Base Indenture shall apply to this Eleventh Supplemental Indenture.

ARTICLE II

Establishment of the Notes

SECTION 2.01          Designation and Establishment. Pursuant to the terms hereof and Section 2.01 of the Base Indenture, the Company hereby establishes two new series of Securities designated as the (i) “5.050% Senior Notes due 2030” and (ii) “5.350% Senior Notes due 2054”, respectively. A series of Notes may be reopened, from time to time, for issuances of additional Securities of such series. Any such additional Securities shall have the same ranking, interest rate, Stated Maturity and other terms as such series of Notes (other than the issue date, issue price and payment of interest accruing prior to the issue date of such additional Securities). Any such additional Securities, together with such series of Notes herein provided for, shall constitute a single series of Securities under the Indenture. If any such additional Securities are not fungible with the Notes of the applicable series issued on the Initial Issue Date for U.S. federal income tax purposes, such additional Securities will have a different CUSIP number from such Notes issued on the Initial Issue Date.

SECTION 2.02       Forms of the Notes. The 2030 Notes and the 2054 Notes shall be issued in substantially the forms set forth in Exhibits A-1 and A-2 hereto, respectively.

SECTION 2.03       Principal Amounts of the Notes. The 2030 Notes shall be initially issued in an aggregate principal amount of $600,000,000. The 2054 Notes shall be initially issued in an aggregate principal amount of $1,000,000,000.

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SECTION 2.04       Interest Rates; Stated Maturities.

(a)     The 2030 Notes issued pursuant to this Eleventh Supplemental Indenture shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from August 2, 2023 at the rate of 5.050% per annum payable semiannually in arrears; interest payable on each Interest Payment Date shall include interest accrued from August 2, 2023, or from the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are February 1 and August 1, commencing on February 1, 2024; and the record date for the interest payable on any Interest Payment Date is the close of business on January 15 or July 15, as the case may be, next preceding the relevant Interest Payment Date. The 2030 Notes shall have a Stated Maturity of August 1, 2030.

(b)     The 2054 Notes issued pursuant to this Eleventh Supplemental Indenture shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from August 2, 2023 at the rate of 5.350% per annum payable semiannually in arrears; interest payable on each Interest Payment Date shall include interest accrued from August 2, 2023, or from the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are February 1 and August 1, commencing on February 1, 2024; and the record date for the interest payable on any Interest Payment Date is the close of business on January 15 or July 15, as the case may be, next preceding the relevant Interest Payment Date. The 2054 Notes shall have a Stated Maturity of August 1 , 2054.

SECTION 2.05       No Sinking Fund. No sinking fund is provided for the Notes.

SECTION 2.06       Global Notes and Denomination of the Notes. Upon the original issuance, each series of Notes shall be represented by one or more Global Notes. The Company shall issue the Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and shall deposit the Global Notes with the Trustee as Custodian for DTC in New York, New York, and register the Global Notes in the name of DTC or its nominee.

SECTION 2.07       Optional Redemption. The 2030 Notes and the 2054 Notes are subject to redemption at the option of the Company as set forth in the forms of Notes attached hereto as Exhibits A-1 and A-2, respectively.

SECTION 2.08       Change of Control Repurchase Event.

(a)     If a Change of Control Repurchase Event occurs with respect to a series of Notes, unless the Company has exercised its right to redeem such Notes pursuant to paragraph 5 of the applicable Notes, the Company will make an offer to each Holder of the applicable series of Notes to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Notes at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on the Notes of such series repurchased to, but not including, the Repurchase Date (defined below). Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of such Change of Control, the Company will mail, or cause to be mailed, a notice to each Holder of the applicable series of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the applicable series of Notes on the payment date specified in the notice (such offer the “Repurchase Offer” and such date the “Repurchase Date”), which Repurchase Date will be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Repurchase Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date.

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(b)     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(c)     On the Repurchase Date following a Change of Control Repurchase Event with respect to a series of Notes, the Company will, to the extent lawful:

 (1)      accept for payment all Notes or portions of Notes properly tendered pursuant to the Repurchase Offer;

 (2)      deposit with the Trustee, or with such Paying Agent as the Trustee may designate, an amount equal to the aggregate Repurchase Price for all Notes or portions of Notes properly tendered; and

 (3)      deliver, or cause to be delivered, to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being repurchased by the Company pursuant to the Repurchase Offer and that all conditions precedent to the repurchase by the Company of Notes pursuant to the Repurchase Offer have been complied with.

(d)     The Trustee will promptly mail, or cause the Paying Agent to promptly mail, to each Holder of Notes, or portions of Notes, properly tendered the Repurchase Price for such Notes, or portions of such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered, as applicable; provided that each new note will be in a principal amount equal to $2,000 and integral multiples of $1,000 in excess thereof.

(e)     The Company will not be required to make a Repurchase Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes or portions of Notes properly tendered and not withdrawn under its offer.

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ARTICLE III

Miscellaneous

SECTION 3.01       Application of Eleventh Supplemental Indenture. Except as expressly provided herein, each and every term and condition contained in this Eleventh Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Notes established hereby, and not to any other series of Securities established under the Base Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this Eleventh Supplemental Indenture, the Base Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 3.02       Effective Date of Eleventh Supplemental Indenture. This Eleventh Supplemental Indenture shall be effective upon the execution and delivery hereof by each of the parties hereto.

SECTION 3.03       Counterparts. This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Eleventh Supplemental Indenture or in any other certificate, agreement or document related to this Eleventh Supplemental Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and electronic signatures provided by DocuSign, AdobeSign or such other digital signature provider as specified in writing to the Trustee by an authorized representative of the Company. For the avoidance of doubt, any written communication to the Trustee hereunder may be signed manually and transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) or signed by way of an electronic signature provided by DocuSign, AdobeSign or such other digital signature provider as specified in writing to the Trustee by an authorized representative of the Company. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 3.04       Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Eleventh Supplemental Indenture.

SECTION 3.05       Governing Law. This Eleventh Supplemental Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Eleventh Supplemental Indenture to be duly executed as of the date first written above.

NORFOLK SOUTHERN CORPORATION

By:	/s/ Christopher R. Neikirk
Name: Christopher R. Neikirk
Title: Vice President & Treasurer

[Signature Page to Eleventh Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION (as successor to U.S. BANK
NATIONAL ASSOCIATION), as Trustee

By:	/s/ Christopher J. Grell
Name: Christopher J. Grell
Title: Vice President

[Signature Page to Eleventh Supplemental Indenture]

EXHIBIT A-1

[FORM OF FACE OF 2030 NOTE]

[For Global Notes, include the following legend:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[Add the following if the Depositary is DTC: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]]

[FORM OF FACE OF 2030 NOTE]

No. _______	[Include for Global Notes: Up to] $_________

5.050% Senior Note due 2030

CUSIP No. 655844 CR7

NORFOLK SOUTHERN CORPORATION, a Virginia corporation, promises to pay to [include “Cede & Co.” for a Global Note], or registered assigns, the principal sum of $____________ [include for a Global Note: adjusted as set forth on the Schedule of Increases or Decreases in Global Note annexed hereto] on August 1 , 2030.

Interest Payment Dates: February 1 and August 1, commencing on February 1, 2024.

Record Dates: January 15 and July 15.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NORFOLK SOUTHERN CORPORATION

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
     AUTHENTICATION

Dated:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION (as successor to U.S. BANK
NATIONAL ASSOCIATION),

         as Trustee, certifies that this is one of
         the Notes referred to in the Indenture.

By:_____________________________

                 Authorized Signatory

[FORM OF REVERSE SIDE OF 2030 NOTE]

5.050% Senior Note due 2030

1.	Interest

NORFOLK SOUTHERN CORPORATION, a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually in arrears on February 1 and August 1 of each year, commencing February 1, 2024. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 2, 2023. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate per annum borne by the Notes, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Notes to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are Holders at the close of business on January 15 or July 15, as the case may be, next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Company issued the Notes under an Indenture, dated as of February 28, 2018, as supplemented by the Eleventh Supplemental Indenture, dated as of August 2 , 2023 (together, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Terms defined in the Indenture and not defined in this Note have the meanings ascribed thereto in the Indenture.

The Notes are unsubordinated, unsecured obligations of the Company. This Note is one of the series of Securities referred to in the Indenture, designated as the Company’s “5.050% Senior Notes due 2030” (the “Notes”) and initially issued in an aggregate principal amount of $600,000,000. The Notes include such $600,000,000 aggregate principal amount of Notes and an unlimited aggregate principal amount of additional Notes that may be issued under the Indenture. Such Notes and such additional Notes will be treated as a single series and class of Securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to create or incur Liens, the Restricted Subsidiaries to create or incur Funded Debt and the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its assets to any Person.

5.	Optional Redemption

Prior to June 1, 2030 (two months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

6.	Sinking Fund

The Notes are not subject to any sinking fund.

7.	Notice of Redemption

Notice of any redemption will be mailed by first-class mail or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her registered address. In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. Notes of a principal amount larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest shall cease to accrue on the Notes or portions thereof called for redemption.

8.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Company may require a Holder to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to issue, register the transfer of or exchange any Notes for a period of 15 Business Days prior to the mailing of a notice of redemption of Notes to be redeemed.

9.	Persons Deemed Owners

The Holder of this Note may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after such amount has become due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an applicable abandoned property law designates another Person to receive such money. After any such payment, Holders entitled to the money must look only to the Company, and not to the Trustee or Paying Agent, for payment.

11.	Discharge; Defeasance

Subject to certain conditions, the Company at any time may terminate certain or all of its Obligations under the Notes and the Indenture if the Company deposits with the Trustee money, U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of, premium, if any, and interest on the Notes on the dates such installments of interest or principal and premium are due. The Company may also satisfy and discharge the Indenture by delivering to the Trustee for cancellation all Notes that have theretofore been authenticated and delivered, subject to certain conditions.

12.	Amendment, Waiver

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, to amend or supplement the Indenture; provided, however, that no such amendment or supplement shall without the consent of each Holder of Notes (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of interest on any Notes; (iii) reduce the principal amount of or the premium, if any, on any Notes or change the Stated Maturity of any Notes; (iv) change the place, manner, timing or Currency of payment of principal of, premium, if any, or interest on any Notes; or (v) make any change in the amendment and waiver provisions. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes affected thereby, on behalf of all of the Holders of Notes, to waive compliance by the Company with any provision of the Indenture or the Notes, provided that such waiver shall not affect the above provisions (i) – (v).

13.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by a notice in writing to the Company (and to the Trustee if given by Holders), may declare the unpaid principal of (premium, if any) and accrued interest on, if any, Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and the Trustee, may rescind and annul any declaration of acceleration and its consequences if the Company has paid or deposited with the Trustee a sufficient sum under the Indenture and all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

14.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others

A director, officer, employee or stockholder of the Company or the Trustee, as such, shall not have any liability for any Obligations of the Company under the Notes or for any Obligations of the Company or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.	Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the Obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those Obligations.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY.

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

FORM OF ASSIGNMENT

For value received _________________ hereby sell(s), assign(s) and transfer(s) unto ________________(Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ______________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)
Signature(s) must be guaranteed by an
Eligible Guarantor Institution with
membership in an approved signature
guarantee program pursuant to Rule
17Ad-15 under the Securities Exchange
Act of 1934.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $____________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT A-2

[FORM OF FACE OF 2054 NOTE]

[For Global Notes, include the following legend:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[Add the following if the Depositary is DTC: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]]

[FORM OF FACE OF 2054 NOTE]

No. _______	[Include for Global Notes: Up to] $_________

5.350% Senior Note due 2054

CUSIP No. 655844 CS5

NORFOLK SOUTHERN CORPORATION, a Virginia corporation, promises to pay to [include “Cede & Co.” for a Global Note], or registered assigns, the principal sum of $____________ [include for a Global Note: adjusted as set forth on the Schedule of Increases or Decreases in Global Note annexed hereto] on August 1, 2054.

Interest Payment Dates: February 1 and August 1, commencing on February 1, 2024.

Record Dates: January 15 and July 15.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NORFOLK SOUTHERN CORPORATION

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
     AUTHENTICATION

Dated:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION (as successor to U.S. BANK
NATIONAL ASSOCIATION),

         as Trustee, certifies that this is one of
         the Notes referred to in the Indenture.

By:_____________________________

                 Authorized Signatory

[FORM OF REVERSE SIDE OF 2054 NOTE]

5.350% Senior Note due 2054

1.	Interest

NORFOLK SOUTHERN CORPORATION, a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually in arrears on February 1 and August 1 of each year, commencing February 1, 2024. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 2, 2023. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate per annum borne by the Notes, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Notes to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are Holders at the close of business on January 15 or July 15, as the case may be, next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Company issued the Notes under an Indenture, dated as of February 28, 2018, as supplemented by the Eleventh Supplemental Indenture, dated as of August 2, 2023 (together, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Terms defined in the Indenture and not defined in this Note have the meanings ascribed thereto in the Indenture.

The Notes are unsubordinated, unsecured obligations of the Company. This Note is one of the series of Securities referred to in the Indenture, designated as the Company’s “5.350% Senior Notes due 2054” (the “Notes”) and initially issued in an aggregate principal amount of $1,000,000,000. The Notes include such $1,000,000,000 aggregate principal amount of Notes and an unlimited aggregate principal amount of additional Notes that may be issued under the Indenture. Such Notes and such additional Notes will be treated as a single series and class of Securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to create or incur Liens, the Restricted Subsidiaries to create or incur Funded Debt and the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its assets to any Person.

5.	Optional Redemption

Prior to February 1, 2054 (six months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

6.	Sinking Fund

The Notes are not subject to any sinking fund.

7.	Notice of Redemption

Notice of any redemption will be mailed by first-class mail or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her registered address. In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. Notes of a principal amount larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest shall cease to accrue on the Notes or portions thereof called for redemption.

8.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Company may require a Holder to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to issue, register the transfer of or exchange any Notes for a period of 15 Business Days prior to the mailing of a notice of redemption of Notes to be redeemed.

9.	Persons Deemed Owners

The Holder of this Note may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after such amount has become due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an applicable abandoned property law designates another Person to receive such money. After any such payment, Holders entitled to the money must look only to the Company, and not to the Trustee or Paying Agent, for payment.

11.	Discharge; Defeasance

Subject to certain conditions, the Company at any time may terminate certain or all of its Obligations under the Notes and the Indenture if the Company deposits with the Trustee money, U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of, premium, if any, and interest on the Notes on the dates such installments of interest or principal and premium are due. The Company may also satisfy and discharge the Indenture by delivering to the Trustee for cancellation all Notes that have theretofore been authenticated and delivered, subject to certain conditions.

12.	Amendment, Waiver

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, to amend or supplement the Indenture; provided, however, that no such amendment or supplement shall without the consent of each Holder of Notes (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of interest on any Notes; (iii) reduce the principal amount of or the premium, if any, on any Notes or change the Stated Maturity of any Notes; (iv) change the place, manner, timing or Currency of payment of principal of, premium, if any, or interest on any Notes; or (v) make any change in the amendment and waiver provisions. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes affected thereby, on behalf of all of the Holders of Notes, to waive compliance by the Company with any provision of the Indenture or the Notes, provided that such waiver shall not affect the above provisions (i) – (v).

13.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by a notice in writing to the Company (and to the Trustee if given by Holders), may declare the unpaid principal of (premium, if any) and accrued interest on, if any, Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and the Trustee, may rescind and annul any declaration of acceleration and its consequences if the Company has paid or deposited with the Trustee a sufficient sum under the Indenture and all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

14.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others

A director, officer, employee or stockholder of the Company or the Trustee, as such, shall not have any liability for any Obligations of the Company under the Notes or for any Obligations of the Company or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.	Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the Obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those Obligations.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY.

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

FORM OF ASSIGNMENT

For value received _________________ hereby sell(s), assign(s) and transfer(s) unto ________________(Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ______________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)
Signature(s) must be guaranteed by an
Eligible Guarantor Institution with
membership in an approved signature
guarantee program pursuant to Rule
17Ad-15 under the Securities Exchange
Act of 1934.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $____________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian